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                                                           Exhibit 10.44(b)


October 16, 1996


Mr. Thomas A. Grina
Executive Vice President &
Chief Financial Officer
Advanced Radio Telecom Corp.
500 108th Avenue, NEN.E.
Suite 2600
Bellevue, Washington 98004

Gentlemen:

    This agreement (the "Agreement") will confirm that Advanced Radio Telecom Corp. and Advanced Radio Technologies Corporation (collectively, the "Company") have agreed, for good and valuable consideration, the receipt of which is hereby acknowledged , to offer to retain Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as the sole book-running manager on customary terms of the Company's future public or private offerings of (i) equity securities (including common stock (whether issued in the Company's proposed initial public offering of its Common Stock ("the IPO")or otherwise), securities equivalent to common stock such as alphabet or targeted stock or preference stock with characteristics similar to common stock, and securities convertible into common stock) and (ii) debt securities (including investment grade debt securities, non-investment grade debt securities, preferred stock, convertible debt and convertible preferred stock), excluding for purposes of (i) and
(ii) above private equity issues, bank financings and vendor financings initiated and negotiated directly between the Company (including its officers and directors) and such investors and the purchase by certain investors of up to $50 million of the Company's senior secured notes pursuant to the CIBC Financing as described in the Company's registration statement relating to the IPO (collectively, the "Future Financings").

    1. RETENTION. (a) Subject to the provisions set forth below in this Agreement, the Company hereby agrees to offer to retain Merrill Lynch as the sole book-running manager of the Company's Future Financings on customary terms. The Company represents that, (i) on and after the date hereof, it will not enter into discussions or become obligated under any agreement with any other agent, initial purchaser or underwriter with respect to a private or public offering of any equity securities or debt securities, excluding private equity issues, bank financings and vendor financings initiated and negotiated directly between the Company (including its officers and directors) and such investors, without first discussing such transaction with Merrill Lynch and offering Merrill Lynch the opportunity to act as sole book-running manager in connection therewith, and
(ii) the Company has disclosed to Merrill Lynch all material agreements with any other agents, underwriters, initial purchasers or advisors.

         (a) Merrill Lynch, at its sole option, may accept the Company's offer to act as sole book-running manager of any of the Company's Future Financings, such acceptance being subject to, without limitation,
(a) satisfactory completion of Merrill Lynch's due diligence, (b) market conditions


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Advanced Radio Telecom Corp.
October 16, 1996
Page 2



which, in Merrill Lynch's sole judgment, are satisfactory at the time of any such Future Financing, (c) receipt by Merrill Lynch of all internal commitment committee approvals, (d) no material adverse change in the condition, financial or otherwise, of the Company, its business affairs or business prospects,
(e) mutually acceptable offering size, structure and pricing and (f) execution of a customary Merrill Lynch agreement containing customary terms and conditions for such Future Financing.

    2. COMPENSATION. In consideration for services rendered hereunder by Merrill Lynch, the Company agrees to pay Merrill Lynch as follows:

         (a) If Merrill Lynch accepts the Company's offer with respect to any Future Financing, the Company agrees to pay to Merrill Lynch not less than 55% of all fees and compensation payable to all managers in respect of the Future Financings (based on customary market terms) if two managers are engaged, or (ii) not less than 50% of all fees and compensation payable to all managers in respect of the Future Financings (based on customary market terms) if three or more managers are engaged. Such fees shall be paid with respect to such Future Financing if, as and when the closing thereof occurs and shall be paid directly out of the gross proceeds from the Future Financings by wire transfer or by delivery to Merrill Lynch of a certified or official bank check or checks payable to its order in immediately available funds.

         (b) Whether or not any portion of this engagement is consummated, the Company hereby agrees to reimburse Merrill Lynch promptly upon request (on a monthly basis) and upon presentation of appropriate documentation thereof in reasonable detail for all reasonable out-of-pocket expenses (including word processing charges, messenger and duplicating services, research document expenses, travel expenses, legal fees and expenses and other customary expenditures) incurred by it in connection with this engagement; PROVIDED, HOWEVER, that the Company shall have no obligation to reimburse Merrill Lynch for (i) fees and disbursements of its legal counsel if any Future Financing closes, or (ii) expenses in connection with any Future Financing (other than legal fees and disbursements as aforesaid) that are customarily borne by the representatives of the underwriters or placement agents under customary Merrill Lynch underwriting or placement agreements.

         (c) No fee paid or payable to Merrill Lynch or any of its affiliates shall be credited against any other fee paid or payable to Merrill Lynch or any of its affiliates. Nothing contained in this Agreement shall require Merrill Lynch or any of its affiliates to lend any amounts, purchase any securities or make any investment in the Company or any of its affiliates for its own account, directly or indirectly.

    3. OFFERING MATERIALS. (a) The Company represents and warrants to Merrill Lynch that this Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution by Merrill Lynch, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         (a) The Company will furnish or cause to be furnished to Merrill Lynch financial and other information which Merrill Lynch believes is appropriate to its assignment as well as with offering documentation with respect to Future Financings (collectively, together with amendments and supplements thereto, the "Offering Materials").

         (b) Merrill Lynch will perform due diligence; however the Company recognizes and confirms that Merrill Lynch (i) will use and rely primarily on the Offering Materials and on information available from generally recognized public sources in performing the services contemplated by this


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Advanced Radio Telecom Corp.
October 16, 1996
Page 3


Agreement without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of the Offering Materials and such other information, (iii) will not make an appraisal of any assets or liabilities of the Company and (iv) reserves the right to continue to perform due diligence during the course of this engagement until this engagement is consummated.

         (c) Each of the parties hereto agrees that any reference to the other party or any release or communication in connection with this engagement is subject to the other party's prior written approval. If any party hereto terminates this engagement prior to the dissemination of any such release, communication or material, no reference shall be made therein to such party.

         (d) Without Merrill Lynch's prior written consent, no advice rendered by Merrill Lynch in connection with the services performed by Merrill Lynch pursuant to this Agreement will be quoted by the Company, its affiliates or representatives nor will any such advice be referred to in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by such person, except to the extent required by law (in which case the appropriate party shall so advise the other in writing prior to such use and shall consult with the other with respect to the form and timing of disclosure).

         (e) The Company represents that the Offering Materials will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The Company agrees to advise Merrill Lynch immediately of the occurrence of any event or any other change known to it which results in any Offering Materials containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and to promptly deliver to Merrill Lynch copies of any announcement, annual report, financial report or such other information concerning the business and financial condition of the Company.

    4. INDEMNITY. In consideration of Merrill Lynch's agreement to act on behalf of the Company, notwithstanding any limitations set forth herein, the Company agrees to indemnify and hold harmless Merrill Lynch and its affiliates, and its and their respective directors, officers, employees, agents and controlling persons (Merrill Lynch and each such person being an "Indemnified Party"), from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject under any applicable law or otherwise, related to or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in any information (oral or written) or other documents furnished or made available by the Company to Merrill Lynch or any of its representatives (including, without limitation, the Offering Materials), or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any transaction contemplated by this Agreement or the engagement of Merrill Lynch pursuant to, and the performance by Merrill Lynch of the services contemplated by this Agreement or any involvement or alleged involvement of Merrill Lynch in the Future Financings, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation or, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company; PROVIDED, HOWEVER, that the Company will not be liable under clause (ii) hereof to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from Merrill Lynch's bad faith, willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any


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Advanced Radio Telecom Corp.
October 16, 1996
Page 4


liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of Merrill Lynch pursuant to, or the performance by Merrill Lynch of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from Merrill Lynch's bad faith, willful misconduct or gross negligence.

    If any action or proceeding (including any governmental proceeding) is brought or asserted against an Indemnified Party in respect of which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing of the institution of such action or proceeding; failure to provide such notice will not, however, relieve the Company from any obligation or liability it has hereunder or otherwise, except to the extent such failure results in a material disadvantage to the Company. Merrill Lynch and each such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Merrill Lynch or such Indemnified Party unless (a) the Company has agreed to pay such fees and expenses, or (b) the Company shall have failed to assume the defense of such action or proceeding. The Company, at its option, may assume the defense of any such claim with counsel reasonably satisfactory to Merrill Lynch, except if such Indemnified Party has been advised by counsel that, due to a conflict of interests or because there may be legal defenses available to such Indemnified Party that are different from or additional to defenses available to the Company, separate counsel for the Company and such Indemnified Party is advisable in which case, the reasonable fees and expenses of Merrill Lynch's counsel shall be at the expense of the Company; PROVIDED that, upon invoking such option the Company shall unconditionally and irrevocably commit in writing to bear all risk with respect to such claim and to keep such Indemnified Party informed of the progress of any such claim.

    The Company agrees that, without the prior written consent of each of the relevant Indemnified Parties, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought hereunder (whether or not such Indemnified Parties are actual or potential parties to such claim, action or proceeding), (i) that involves any equitable relief that binds or purports to bind such Indemnified Parties and (ii) unless such settlement, compromise or consent includes an unconditional release for such Indemnified Parties from all liability arising out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an Indemnified Party. Unless the Company fails to assume the defense of an action or proceeding, the Company shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld or delayed), but if the Company has failed to assume such defense, and if such claim is settled with the Company's written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless Merrill Lynch and any such Indemnified Party from and against any loss, liability damage or expense by reason of such settlement or judgment.

    If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, on the other hand, of any Future Financing or (ii) if (but only if) the allocation provided by clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and of the Indemnified Party, on the other hand, as well as any other relevant equitable considerations. The relative benefits received by the

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Advanced Radio Telecom Corp.
October 16, 1996
Page 5


Company, on the one hand, and the Indemnified Party, on the other hand, shall be deemed to be in the same proportion as the total net proceeds of any securities offered in the Future Financing bears to any fees paid or to be paid to Merrill Lynch in connection with any such Future Financings; PROVIDED, HOWEVER, that, to the extent permitted by applicable law, in no event shall the respective Indemnified Parties be required to contribute an amount in excess of the fees actually paid to Merrill Lynch in connection with any such Future Financing.
The relative fault of the Company on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether such untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) relate to information supplied or action taken by the Company on the one hand or by the Indemnified Party on the other and the relevant persons' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement, omissions or actions. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

    The aforesaid indemnity and contribution agreements shall apply to any modification of Merrill Lynch's engagement hereunder, and shall remain in full force and effect regardless of any investigation made by or on behalf of Merrill Lynch or its affiliates or its or their respective directors, officers, employees, agents or controlling persons and shall survive the delivery and sale of the securities offered in the Future Financings. The Company agrees promptly to notify Merrill Lynch of the commencement of any litigation or proceeding against it or any of its directors, officers, agents or employees in connection with the transactions contemplated hereby. The agreements contained in this
Section 4 shall remain in full force and effect following the completion or termination of Merrill Lynch's engagement hereunder and shall be in addition to any liability that the Company may otherwise have to Merrill Lynch and its affiliates and its and their respective directors, officers, employees, agents or controlling persons.

    In the event the parties enter into an agreement referred to in Sections 1 and 6, the provisions thereof relating to indemnification, contribution and notice, defense and settlement of claims shall supersede the provisions of this paragraph 4 solely with respect to the subject matter of such other agreement.

    5. SURVIVAL OF CERTAIN PROVISIONS. The representations, warranties and covenants contained in Section 3, the provisions contained in Section 4 of this Agreement and the Company's obligation to pay Merrill Lynch any compensation pursuant hereto or reimburse any expenses (pursuant to Section 2 hereof) as provided for herein shall remain operative and in full force and effect regardless of (a) any completion of this engagement, (b) any termination of this Agreement, or (c) any investigation made by or on behalf of Merrill Lynch or any affiliate of Merrill Lynch, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, Merrill Lynch, the Indemnified Parties and any such person.

    6. NO COMMITMENT. This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the Company and Merrill Lynch relative to underwriting or purchasing securities in any Future Financings, and Merrill Lynch or the Company, in its respective sole judgment and discretion, may determine at any time not to proceed with any such transaction. Such an agreement will be made only by the execution of a definitive agreement in Merrill


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Advanced Radio Telecom Corp.
October 16, 1996
Page 6


Lynch's customary form and shall be conditioned further upon all necessary approvals and upon compliance by the Company with the terms contained in this Agreement and such definitive documentation.

    7. NOTICES. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at its offices at 500 108th Avenue, NE, Suite 2600, Bellevue, Washington 98004, Attention: Mr. Thomas A. Grina; and (b) if to Merrill Lynch at its offices at World Financial Center, North Tower, 250 Vesey Street, 29th Floor, New York, New York 10281-1229, Attention: Mr. Steven C. Jones. The parties hereto, by written notice to the other parties, may designate additional or different addresses for subsequent notices or communications.

    8. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

    9. THIRD PARTY BENEFICIARIES. This Agreement has been and is made solely for the benefit of the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

    10. CHOICE OF LAW, JURISDICTION, RECOVERY OF ATTORNEY'S FEES. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to its conflict of laws provisions). The Company hereby irrevocably submits to the jurisdiction of the Federal and New York State courts located in the City of New York in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waives any defense of lack of personal jurisdiction and irrevocably agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Subject to paragraph 2(c) above, the Company further agrees to pay or reimburse Merrill Lynch for all reasonable costs and expenses incurred by Merrill Lynch in connection with the enforcement of any of its rights under this Agreement, including without limitation, all attorneys fees and expenses of its counsel.

    11. HEADINGS. The section headings in this Agreement have been as a matter of convenience of reference and are not a part of this Agreement.

    12. PRESS ANNOUNCEMENTS. At any time after the consummation or other public announcement of any portion of this engagement and with prior approval of the Company (which approval shall not be unreasonably withheld or delayed), Merrill Lynch may place an announcement (at its expense) in such newspapers and publications as it may choose, stating that Merrill Lynch has acted as sole book-running manager of the Future Financings contemplated by this Agreement.

    13. TERM. Except as provided herein, the Agreement shall extend from the date of this letter until the earlier of (i) two years following the IPO and
(ii) the time at which the Company has issued through Merrill Lynch at least $300 million in gross proceeds of any combination of debt and/or equity securities (without giving effect to gross proceeds from the IPO).


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Advanced Radio Telecom Corp.
October 16, 1996
Page 7


    14. AMENDMENT. This Agreement may not be modified or amended except in writing duly executed by the parties hereto.

    15. ASSIGNMENT. The Company consents to the assignment of this Agreement to any affiliate of, or successor to, Merrill Lynch and the assumption of such affiliate or successor of Merrill Lynch's rights and obligations hereunder.

    16. ENFORCEABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    17. WAIVER OF TRIAL BY JURY. Each of Merrill Lynch and the Company (in its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of Merrill Lynch pursuant to, or the performance by Merrill Lynch of the services contemplated by, this agreement.



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Advanced Radio Telecom Corp.
October 16, 1996
Page 8


    If the foregoing terms correctly set forth our agreement, please confirm by signing and returning to us the duplicate copy of this agreement. We look forward to working with you toward the successful conclusion of this engagement.


                        Very truly yours,

                        Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated



                        By: ________________________________
                             Steven C. Jones
                             Vice President
                             Investment Banking Group



Confirmed and accepted as of the
date first written above.

Advanced Radio Telecom Corp.



By: ________________________________
     Name:
     Title:

Advanced Radio Technologies Corporation



By: ________________________________
     Name:
     Title:

Dated: October ____, 1996